Exhibit 10.2
GIBRALTAR DEFERRED COMPENSATION PLAN
Plan Effective August 1, 2004
As Amended and Restated Effective January 1, 2009
PREAMBLE
This Gibraltar Deferred Compensation Plan, formerly known as the “Air Vent Deferred Compensation Plan” (the “Plan”) was established effective August 1, 2004 to provide certain employees of Gibraltar Steel Corporation of New York (the “Company”) and its Affiliates the opportunity to defer receipt of taxable compensation and to provide for the notional investment of the compensation deferred.
The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(3) and 401(a) (1) of Title I of ERISA.
Except as otherwise provided herein, this amendment and restatement of the Plan, which is effective January 1, 2009, is intended to comply with final regulations promulgated under Internal Revenue Code (“Code”) Section 409A
This amendment and restatement of the Plan also provides for the merger into the Plan of the Gibraltar 401(k) Restoration Plan.
SECTION 1. DEFINITIONS. The following capitalized words and phrases shall have the following meanings in the Plan unless a different meaning is clearly required by the context:
     1.1. “Account” means an account maintained on the books of the Company or its designee to record a Participant’s entitlement to future payments under the Plan. Accounts are record keeping devices only and do not reflect a segregation of funds.
     1.2. “Account Balance” means the total amount of Employee Deferrals, Employer Contributions and Notional Earnings credited to a Participant’s Accounts at any given time.
     1.3. “Affiliate” means an entity that is related to the Company within the meaning of Code Section 414(b) or 414(c) (Gibraltar Industries, Inc. and entities subject to 80% or greater control by Gibraltar Industries, Inc.). An entity is an “Affiliate” only during the time that it is related to the Company within the meaning of Code Section 414(b) or 414(c)
     1.4. “Beneficiary” means a beneficiary designated by a Participant in accordance with Section 8 to receive the Participant’s Account Balance in the event the Participant dies before his Account has been fully distributed.

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     1.5. “Bonus” means compensation that is normally payable to a Participant in a single sum in the calendar year following the Service Year in which it was earned and is paid under an arrangement determined by the Committee to constitute a bonus arrangement.
     1.6. “Code” means the Internal Revenue Code of 1986 as amended.
     1.7. “Committee” means the Committee appointed by the Board of Directors of the Company, or its designee, that administers the Plan in accordance with Section 12.
     1.8. “Company” means Gibraltar Steel Corporation of New York.
     1.9. “Deferral Election” means an election filed with the Committee by a Participant in accordance with Section 3 to defer payment of a portion of Regular Compensation and/or Bonus earned with respect to services performed by the Participant during a given Service Year.
     1.10. “Employee Deferral” means the portion of Regular Compensation and/or Bonus that is deferred under the Plan pursuant to a Participant’s Deferral Election.
     1.11. “Employee Deferral Account” means an Account maintained on the books of the Company or its designee to record the Employee Deferrals and Notional Earnings thereon of a Participant. An Employee Deferral Account may have such subaccounts as the Committee determines to be necessary or convenient.
     1.12. “Employer” means the Company and each entity that on the date of reference is an Affiliate.
     1.13. “Employer Contribution” means a contribution deemed to be made under the Plan by the Employer on behalf of an employee that does not result from an Employee Deferral.
     1.14. “Employer Contribution Account” means an Account maintained on the books of the Company or its designee to record Employer Contributions and Notional Earnings thereon. An Employer Contribution Account may have such sub-accounts as the Committee determines to be necessary or convenient.
     1.15. “ERISA” means the Employee Retirement Income Security Act of 1974 as amended.
     1.16. “Irrevocable Date” means the date on which a Participant’s Deferral Election becomes irrevocable. The Irrevocable Date for a Deferral Election made in the calendar year preceding the relevant Service Year is the December 31st preceding the relevant Service Year. The Irrevocable Date for a Deferral Election made by a Newly Eligible Employee during the calendar year that is the relevant Service Year is date on which the Deferral Election form is completed, signed and returned to the Committee.

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     1.17. “Newly Eligible Employee” means an employee who becomes eligible to participate in the Plan during a given Service Year and who was not eligible to participate in the Plan or in any other nonqualifled deferred compensation plan sponsored by the Company or an Affiliate that is described in Treas. Reg. §1.409AI(c)(2)(A) (account balance plans permitting employee elective deferrals) during the 24 month period ending on the day before the day on which the employee becomes eligible to participate in this Plan (other than the accrual of earnings).
     1.18. “Notional Earnings” means the hypothetical income, gain and/or loss deemed earned by a Participant’s Accounts which are deemed to be invested in one or more Notional Funds as provided in Section 5. Notional Earnings shall reflect any fees or expenses that would be imposed by or in connection with the real investment fund that serves as the basis for the Notional Fund to the same extent as if monies had actually been invested in such real investment fund.
     1.19. “Notional Fund” means a deemed investment fund that returns Notional Earnings equal to the real income, gain or loss returned by a real investment fund, consisting of one or more stocks, bonds, mutual funds or other publicly traded securities, which is tracked by the Notional Fund.
     1.20. “Participant” means an employee of the Company or an Affiliate who has become eligible to participate in the Plan in accordance with Section 2, and includes a former Participant whose Account Balance has not been completely paid from the Plan. The term “Participant” also includes an individual who has a Restoration Plan Account, regardless of whether such individual has ever become eligible to participate in the Plan in accordance with Section 2.
     1.21. “Payment Event” means an event that occurs on a single date such as a Participant’s Separation from Service that triggers the payment of all or some of a Participant’s Account Balance.
     1.22. “Plan” means this Gibraltar Deferred Compensation Plan formerly known as the “Air Vent Deferred Compensation Plan” as set forth herein and as amended.
     1.23. “Regular Compensation” means salary that would be earned in a given Service Year and otherwise paid in that year (or deemed earned and otherwise paid in a given Service Year in accordance with Treas. Reg. §1.409A-2(a)(13) concerning a pay period that begins in one year and ends in the next year). Regular Compensation shall be determined in the same manner as compensation eligible for deferral under the Gibraltar 401(k) Plan except that Regular Compensation (i) is not limited by Code Section 401(a)(17) (limit on pensionable compensation), (ii) is not reduced by amounts deferred under this Plan, and (iii) does not include any Bonus.
     1.24. “Restoration Plan Account” means an Account maintained on the books of the Company or its designee to record a Participant’s account balance under the

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Restoration Plan which was merged into this Plan effective December 31, 2008 as provided in Section 20. A Restoration Plan Account may have such sub-accounts as the Committee determines to be necessary or convenient.
     1.25. “Restoration Plan” means the Gibraltar 401(k) Restoration Plan which was established effective January 15, 2004 and which is merged into this Plan effective December 31, 2008 as provided in Section 20.
     1.26. “Separation from Service”
          (a) In General. “Separation from Service” means the Participant retires, or otherwise has a termination of employment with all Employers. However, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with an Employer under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for an Employer. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.
          (b) Service As An Independent Contractor. If the Participant provides services to an Employer as an independent contractor, the Participant will not be considered to have a Separation from Service until the Participant has ceased providing services both as an employee and as an independent contractor. The preceding sentence shall not apply to the extent that the Participant’s sole activity as an independent contractor with respect to the Employer is to serve on the Employer’s Board of Directors
          (c) Separation from Service in Connection with a Sale of Employer Assets. Where as part of a sale or other disposition of assets by an Employer (“Seller”) to an unrelated entity (“Buyer”), an employee of the Seller would otherwise experience a Separation from Service with the Seller, the Seller and the Buyer may specify whether an employee providing services to the Seller immediately before the asset purchase transaction and providing services to the Buyer after and in connection with the asset purchase transaction has experienced a Separation from Service for purposes of this Section 1.26, provided that the asset purchase transaction results from bona fide, arm’s length negotiations, all employees providing services to the Seller immediately before the asset purchase transaction and providing services to the Buyer after and in connection with the asset purchase transaction are treated consistently (regardless of position at the Seller) for purposes of applying the provisions of any nonqualified deferred compensation plan, and such treatment is specified in writing no later than the closing date of the asset purchase transaction.
          (d) Application of Treasury Requlations. The definition of “Separation from Service” provided in this Section 1.26 is intended to follow the default rules of the

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definition of “Separation from Service” set forth at Treas. Reg. §1.409A-1(h) and shall be construed accordingly.
     1.27. “Service Year” means the calendar year during which the Participant performs services resulting in the earning of Regular Compensation or Bonus that is deferred pursuant to a Deferral Election.
     1.28. “Specified Employee” means an Employee who is a “specified employee” within the meaning of Code Section 409A(2)(B)(i) and Regulation § 1.409A-1(i) as determined by the Company in a uniform manner for all nonqualified deferred compensation plans maintained by the Company under written rules adopted by the Company for the identification of Specified Employees as may be in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service. If there are no written rules adopted by the Company for the identification of Specified Employees in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service, then the default rules of Regulation § 1.409A-1(i) shall apply. (In general, Specified Employees are officers of the Company or an Affiliate who earned annual compensation greater than the amount provided in Code section 416(i)(1)(A)(i) ($150,000 in 2008) or the highest paid 50 of such officers, if less.)
SECTION 2. ELIGIBILITY TO PARTICIPATE.
     2.1. In General. Any employee of an Employer who is on the United States payroll and who is designated by the President of the Company with respect to a Service Year may be eligible to make Employee Deferrals under the Plan with respect to that Service Year. However, an employee shall not be eligible to participate in the Plan in a given Service Year unless the employee receives an invitation from the Committee to participate in such Service Year. A Newly Eligible Employee shall be deemed to have become eligible on the date the employee receives such an invitation.
     2.2. Committee Discretion. Notwithstanding Section 2.1, the Committee may use such criteria it deems appropriate to determine which employees may be eligible to participate in the Plan in a given Service Year including, but not limited to, setting a threshold for expected compensation. Such criteria shall take into account that the Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
SECTION 3. EMPLOYEE DEFERRALS.
     3.1. Amounts That May Be Deferred. A Participant may elect to defer receipt of up to 50% of his Regular Compensation earned during a given Service Year and/or up to 100% of his Bonus earned during a given Service Year. For purposes of this Section 3.1, Regular Compensation is deemed earned during a given Service Year if it is payable during that Service Year with respect to services performed during a regular

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pay period that ends within that Service Year, and a Bonus is deemed earned during a given Service Year if it is payable during a calendar year following that Service Year with respect to services performed during that Service Year.
     3.2. When and How Deferral Elections Are Made. A Participant shall make a Deferral Election by completing and signing a Deferral Election form prescribed by the Committee and returning the completed and signed form to the Committee on or before December 15 of the calendar year preceding the Service Year in which the compensation will be earned. The December 15 date may be extended in special circumstances in the discretion of the Committee but not beyond December 31. The Deferral Election shall specify a whole number percentage of the Regular Compensation and/or Bonus earned during the relevant Service Year that will be deferred. The Participant’s initial Deferral Election shall also specify the time and manner of future payment of the amounts deferred and Notional Earnings attributable thereto in accordance with Section 7.1.
     3.3. Special Rule for Newly Eligible Employees. Notwithstanding Section 3.2, in the case of a Newly Eligible Employee, the employee’s initial Deferral Election may be filed with the Committee as late as 30 days after the employee has received an invitation to participate in the Plan, and will become irrevocable immediately upon filing, provided that the Deferral Election will not apply to Regular Compensation or Bonus earned with respect to services performed on or before the date on which the Deferral Election becomes irrevocable.
     3.4. Deferral Elections Are Irrevocable.
          (a) General Rule. A Deferral Election shall become irrevocable on the relevant Irrevocable Date. Once a Deferral Election becomes irrevocable, it shall remain in effect according to its terms until the last day of the Service Year to which it relates. A Deferral Election shall remain Irrevocable and shall be given effect even if the employee transfers to an Affiliate that has not adopted the Plan. An election to defer compensation (as distinguished from an election as to time and form of future payment of the deferred compensation) shall be effective for only one Service Year and the employee will have to make a new Deferral Election to defer compensation with respect to any subsequent Service Year.
           (b) Cancellation Following Hardship or Emergency Distribution. Notwithstanding Section 3.4(a), a Deferral Election will be cancelled and no longer effective for the remainder of a Service Year in which the employee receives a payment on account of an unforeseeable emergency as provided in Section 10 or in which the employee receives a hardship distribution within the meaning of Treas. Reg. §1.401(k)-1(d)(3) from a 401(k) plan maintained by the Company or an Affiliate. The cancellation shall begin with the first pay period ending at least 10 days after payment on account of unforeseeable emergency or hardship distribution.
     3.5. Employee Deferral Account. Employee Deferrals and all Notional Earnings

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attributable thereto shall be credited to the Participant’s Employee Deferral Account and shall be fully vested at all times.
SECTION 4. EMPLOYER CONTRIBUTIONS.
     4.1. In General. An Employer may make Employer Contributions under the Plan on behalf of any one or more eligible employees or no employees with respect to any given Service Year but shall be under no obligation to do so unless and until the Employer has given an employee notice of an Employer Contribution as required in Section 4.2. Employer Contributions may be made in any amount and may be designed to function as matching contributions with respect to Employee Deferrals or may be unrelated to Employee Deferrals. Employer Contributions may be subject to such vesting restrictions (or none) as the Employer may elect. Employer Contributions shall not be dependent upon an employee’s participation or nonparticipation under any other plan of any Employer.
     4.2. Notice to Employee. Any Employer Contribution that will be made (or matching contribution that may be made) on behalf of an Employee with respect to a given Service Year shall be described to the employee in a written notice furnished to the employee by the Committee on or before the employee’s Irrevocable Date for the relevant Service Year. Such notice shall describe the amount of the Employer Contribution, the conditions if any under which it will be made, and any vesting restriction applicable to the contribution.
     4.3. Employer Contribution Account. Employer Contributions and all Notional Earnings attributable thereto shall be credited to the employee’s Employer Contribution Account and shall become vested as provided in the notice furnished to the employee in accordance with Section 4.2.
     4.4. Time and Form of Payment. An Employer Contribution made on behalf of an employee with respect to a given Service Year shall be paid at the same time and in the same form as any Employee Deferral made by the Employee with respect to such Service Year, as determined by the employee’s payment election then in effect. If an Employer Contribution is made with respect to a Service Year for which no payment election is in effect, the Employer Contribution (including all Notional Earnings attributable thereto) shall be paid in a lump sum on the day following the six month anniversary of the employee’s Separation from Service.
SECTION 5. DEEMED INVESTMENT OF ACCOUNTS BY PARTICIPANTS.
     5.1. In General. A Participant may elect to have his Account(s) deemed invested in whole percentages in one or more Notional Funds selected by the Committee. In addition, a Participant may elect to have future Employee Deferrals and Employer Contributions deemed invested in any available Notional Fund in percentages different from the deemed investment of his existing Account(s).

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     5.2. Changing Deemed Investments. The Participant may change his investment elections with respect to existing Account(s) and/or future contributions by submitting appropriate directions to the recordkeeper for the Plan. The Committee shall provide the Participant with instructions for contacting the recordkeeper to submit such directions via telephone and/or internet. The Participant’s deemed investment directions shall be subject to such rules and restrictions as the Committee and the recordkeeper may reasonably impose, however, in all events, the Participant shall be permitted to change deemed investment directions at least once per calendar month.
     5.3. Period of Deemed Investment. Each Employee Deferral and Employer Contribution deemed made on behalf of a Participant shall be deemed invested in one or more Notional Funds as elected by the Participant or as provided in the default rule in Section 5.4 beginning within three days after the deferral or contribution is deemed credited to the Participant’s Account (as determined by the Committee) and ending on the date preceding the date of payment.
     5.4. Default Investments,. During any period when a Participant fails to elect a separate investment for future Employee Deferrals and Employer Contributions, such future deferrals or contributions shall be deemed invested in the same manner as the Participant’s existing Account(s). During any period when a Participant fails to elect an investment for his existing Account(s), the Account(s) shall be deemed 100% invested in such Notional Fund as may be selected by the Committee from time to time.
     5.5. Notional Funds Available for Investment. The Committee shall select one or more Notional Funds to be made available for deemed investment under this Section 5, and it may increase or decrease the number of such funds, or substitute one fund for another fund, from time to time as it determines in its discretion. The Committee shall advise each Participant in writing of the Notional Funds available for deemed investment of the Participant’s Account(s) and future contributions and of any changes in the available funds.
SECTION 6. VALUE OF PARTICIPANT ACCOUNTS.
     6.1. Value of Accounts. The value of each Participant’s Accounts shall include the Employee Deferrals and Employer Contributions credited thereto, increased or decreased by Notional Earnings as provided in Section 5. The Accounts will be valued daily.
     6.2. Statement of Account. Statements will be sent to Participants reflecting the value of their Accounts following the end of each calendar year and at such other times as may be determined by the Committee. Statements may be provided electronically under rules determined by the Committee.
SECTION 7. PAYMENT OF A PARTICIPANT ACCOUNTS.
     7.1. In General. A Participant’s Account Balance shall be paid in a single lump

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sum or, if elected by the Participant, in annual installments over a minimum of five (5) years and a maximum of ten (10) years, beginning on the date of the Participant’s Separation from Service. If the Participant elects a lump sum, the lump sum will be paid within 60 days following the Participant’s Separation from Service. If the Participant elects installments, the first installment will be paid within 60 days following the Participant’s Separation from Service date and subsequent installments will be paid on the first and subsequent anniversaries of his Separation from Service date.
     7.2. Six Month Delay for Specified Employees. If a Participant is a Specified Employee at the time of his Separation from Service then, notwithstanding Section 7.1, the lump sum payment or first installment payment shall be made on the day following the six month anniversary of the Participant’s Separation from Service date and subsequent installment payments, if any, shall be made on the anniversaries of his Separation from Service date.
     7.3. Lump Sum Payment of Accounts Not Exceedinq $25,000. If the value of a Participant’s Accounts, determined as of the date of the Participant’s Separation from Service, is $25,000 or less, payment shall occur in a lump sum notwithstanding that the Participant has elected payment in installments.
     7.4. Accelerated Payment To Participants Who Experience A Change in Control Event.
          (a) Discretion To Terminate Plan. In the event that an Affected Participant (as defined in Section 7.4(e)) ceases to be an employee of any Employer as a result of a Change in Control Event (as defined in Section 7.4(f)), the Primary Obligor of the Affected Participant (as defined in Section 7.4(d)) may, in its discretion, take irrevocable action to terminate and liquidate the Plan with respect to the Affected Participant within the 30 days preceding or the 12 months following the Change in Control Event.
          (b) Requirement That All Plans Be Terminated For All Affected Participants. The Primary Obligor’s discretion to terminate and liquidate the Plan with respect to an Affected Participant is subject to the requirement that all agreements, methods, programs, and other arrangements sponsored by the Primary Obligor (and any entity related to the Primary Obligor within the meaning of Code Section 414(b) or 414(c)) immediately after the Change in Control Event with respect to which deferrals of compensation are treated as having been deferred under a single “plan” under Treas. Reg. §1.409A-1(c)(2) (concerning the required aggregation of like kinds of nonqualified deferred compensation “plans”), including this Plan, are terminated and liquidated with respect to each of its Affected Participants, so that under the terms of the termination and liquidation all of its Affected Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date on which the Primary Obligor irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements.

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          (c) Distribution of Account Balances. In the event that the Primary Obligor takes irrevocable action to terminate the Plan in accordance with Section 7.4(a), the Primary Obligor shall distribute to each of its Affected Participants his or her respective Account Balance in a lump sum within the time permitted under Treas. Reg. §1.409A3(J)(4)(ix)(B).
          (d) Definition of “Primary Obligor”. For purposes of this Section 7.4, the “Primary Obligor” with respect to a given Affected Participant is the entity that is primarily liable immediately after the Change in Control Event for the payment of deferred compensation under the Plan, to such Affected Participant. Such entity may be the Company, an Affiliate or the employer of the Affected Participant after the Change in Control Event (or an affiliate of such employer), as may be agreed by such entities in connection with the Change in Control Event.
          (e) Definition of “Affected Participant”. For purposes of this Section 7.4, an “Affected Participant” with respect to a given Primary Obligor is a Participant who ceases to be an employee of any Employer as a result of a Change in Control Event and for whom the Primary Obligor has primary liability after the Change in Control Event to pay the Participant’s Account Balance under the Plan.
          (f) Definition of “Change in Control Event.” A Change in Control Event is a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treas. Reg. §1.409A-3(i)(5).
          (g) Application of Treasury Regulation. This section 7.4 shall be construed to effect the purpose of Treas. Reg. §1.409A-3(j)(4)(ix)(B).
SECTION 8. DESIGNATION OF BENEFICIARY. A Participant may designate a Beneficiary or Beneficiaries which designation shall be effective upon filing written notice with the Committee on the form prescribed by the Committee for that purpose. If there is no designated Beneficiary, the Beneficiary will be the Participant’s estate. If more than one Beneficiary designation has been filed, the designation bearing the most recent date shall be deemed the governing designation and all prior designations shall be deemed revoked. The Committee’s decision identifying the Participant’s Beneficiary shall be final and binding on all persons provided it is made in good faith.
SECTION 9. PAYMENT FOLLOWING THE DEATH OF PARTICIPANT.
     9.1. In General. In the event of a Participant’s death before he or she has received the full value of his Account (including where the Participant is receiving installment payments), the balance of the Participant’s Account shall be paid to his Beneficiary as provided in this Section 9.
     9.2. Death Before Separation from Service. If the Participant dies before the Participant’s Separation from Service, the Participant’s Account Balance shall be paid

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in a lump sum to the Participant’s Beneficiary in the calendar year following the calendar year in which the Participant dies regardless of whether the Participant has elected a lump sum payment or installment payments.
     9.3. Death After Separation from Service. If a Participant dies after the Participant’s Separation from Service but before the payment of his entire Account Balance, the unpaid portion of his Account Balance shall be paid to his Beneficiary in a lump sum in the calendar year following the calendar year in which the Participant dies if the Participant elected a lump sum payment, and shall be paid to his Beneficiary in installments on the date or dates on which each such installment would have been paid to the Participant if the Participant elected installment payments.
     9.4. Investment of Accounts Pending Payment. A Participant’s Account shall continue to be invested pending distribution under this Section 9 in the same manner as the Account was invested at the time of the Participant’s death provided, however, that to the extent a Participant’s Account is payable to a Beneficiary in installments, as provided in Section 9.3, the Beneficiary shall be given the same right as Participants to change deemed investments in accordance with Section 5.
SECTION 10. UNFORESEEABLE EMERGENCY DISTRIBUTION.
     10.1. Right To Request Payment. Notwithstanding anything in this Plan to the contrary, a Participant may request payment of all or a portion of his Account Balance in the event of an unforeseeable emergency by filing a written request with the Committee in a form acceptable to the Committee for that purpose. A Participant requesting such payment will be required to submit documentation of the unforeseeable emergency and proof that the loss is not covered by other means. The Participant’s request may be granted solely in the absolute discretion of the Committee using the criteria set forth in Treas. Reg. §1.409A-3(i)(3).
     10.2. Circumstances Where Payment Is Permitted. A payment on account of unforeseeable emergency will be made on a limited basis and only due to the Participant’s or dependant’s illness or accident, casualty loss of the Participant’s property or similar circumstances arising out of events beyond the control of the Participant within the meaning of Treas. Reg. §1.409A-3(i)(3) as determined by the Committee in its discretion. No member of the Committee may vote on, or otherwise influence, a decision of the Committee concerning such member’s request for a payment on account of unforeseeable emergency.
     10.3. Effect of Payment. Such a payment to a Participant shall have no effect on any amounts remaining in the Participant’s Accounts, shall result in the cancellation of the Participant’s current Deferral Election (if any) and the Participant shall not be permitted to enter into a new Deferral Election until the next Service Year beginning after the payment.
SECTION 11. TAX WITHHOLDING. There shall be deducted from all deferrals and

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payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government. FICA taxes required to be withheld at the time of a Employee Deferral or an Employer Contribution in accordance with Code Section 3121(v) shall be paid from compensation otherwise payable to the Participant and shall not be offset against the amount deferred or deemed contributed hereunder. The Participants and their Beneficiaries, distributees, and personal representatives will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts deferred, contributed or paid under the Plan.
SECTION 12. ADMINISTRATION OF THE PLAN.
     12.1. In General. The Plan shall be administered by the Committee. Whenever any action is required or permitted to be taken in the administration of the Plan, the Committee shall take such action unless the Committee’s power is expressly limited herein or by operation of law. The Committee shall be the Plan “Administrator” (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. Any reference in the Plan to action taken by the Committee includes such action taken by the Committee’s delegate.
     12.2. Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department or with the Participants or Beneficiaries. The Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:
     (1) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;
     (2) direct the Employer, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;
     (3) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;
     (4) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or

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increase the rights of any Participant or Beneficiary or the liabilities of any Employer;
     (5) require from the Employer and Participants such information as shall be necessary for the proper administration of the Plan;
     (6) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws;
     (7) approve the investment vehicles that will be offered as the Notional Funds;
     (8) approve any special elections and/or payouts permitted under Code Section 409A; and
     (9) perform all functions otherwise imposed upon a plan administrator by ERISA.
Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of any Employer without the consent of any affected Employer.
     12.3. Limitation of Liability. The members of the Committee, and any officer, employee, or agent of the Company or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or any Employer for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any such individual’s power to direct the Employer to make the payments required hereunder. The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys’ fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.
     12.4. Claims Procedure. If a Participant or the Participant’s designated Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Committee. The Committee establishes a claims procedure with the following provisions:
          (a) Notification of Decision. If the claim is wholly or partially denied, the Committee will notify the claimant in writing within 90 days after the claim has been received (unless special circumstances require an extension of up to 90 additional

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days). The written notification must state the specific reasons for the denial of the claim and the specific references to the Plan provisions upon which the denial is based. It must describe any additional material the claimant may need to submit to the Committee to have the claim approved and must give the reasons why the material is necessary. In addition, the notice must explain the claim review procedure and be written in a manner calculated to be understood by the Participant or the Beneficiary.
     (b) Claim Review Procedure. If a Participant or Beneficiary receives a notice that the claim has been denied, the claimant, or his or her authorized representative, may appeal to the Committee for a review of the claim. The claimant must submit a request for a review in writing to the Committee no later than 60 days after the date the written notice of the claim denial is received. The claimant, or his or her representative, may then review Plan documents that pertain to the claim and may submit issues and comments in writing to the Committee. The Committee must give the claim for review a full and fair review and must deliver to the claimant a written determination of the claim, including specific reasons for the decision, not later than 60 days after the date the Committee received the request for review (unless special circumstances require an extension of up to 60 additional days). The decision of the Committee will be final and conclusive.
SECTION 13. NO ALIENATION OR ASSIGNMENT OF BENEFITS.
     13.1. In General. An Employer shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof.
     13.2. Incompetent Payee. If the person entitled to receive payment is a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Employer, upon direction of the Committee, may make any payment required under the Plan to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such minor or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Employer for any such payment.
     13.3. Qualified Domestic Relations Orders. Notwithstanding the foregoing, the Committee may assign and/or accelerate the payment of a Participant’s Account Balance in whole or part to an individual other than the Participant as may be necessary to comply with a “qualified domestic relations order” as defined by and under the terms provided in Code Section 414(p) and regulations promulgated under Code Section 409A.

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SECTION 14. PARTICIPANT’S RIGHTS UNSECURED. The right of any Participant or other person to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Employer, and any successor entity in the event of a merger, consolidation, reorganization or any other event which causes the Employer’s assets or business to be acquired by another entity. No provision contained in the Plan or any grantor trust established by the Employer as a means of providing monies for the Plan shall be construed to give any Participant or other person at any time a security interest in the Participant’s Accounts, any grantor trust or any other asset of the Employer.
SECTION 15. PLAN IS NOT A CONTRACT OF EMPLOYMENT. Nothing contained in the Plan nor any action taken thereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Employer.
SECTION 16. NO GUARANTEE OF TAX RESULT. Participants are encouraged to review the Plan and its provisions, and the manner of their participation in the Plan, with their personal tax advisors.
     16.1. In General. Although the Plan is intended to defer income tax liability with respect to Regular Compensation and Bonuses deferred under the Plan, no Employer guaranties that deferrals under the Plan will in fact defer the incidence of income taxation.
     16.2. Application of Code Section 409A. It is the intent of the Company that the Plan as in effect between January 1, 2005 and December 31, 2008 inclusive shall be administered in reasonable, good faith compliance with Code Section 409A, including IRS Notice 2005-1. Beginning January 1, 2009, the Plan shall be administered in accordance with the provisions of this Plan document which are intended to comply with final Treasury regulations promulgated under Code Section 409A. The terms and provisions of the Plan and any related document shall, to the extent practicable, be construed in a manner that avoids inclusion of any amount in the gross income of any person under Code Section 409A. Without limiting the generality of the foregoing, to the extent that this restatement of the Plan has the effect of changing the time or manner of payment of any amount deferred or deemed earned under the Plan or the Restoration Plan prior to January 1, 2009, such change shall not be effective until January 1, 2009.
     16.3. Limited Correction of Operational Errors. It is the intention of each Employer and each Participant that the rights and obligations existing under the Plan shall be construed in a way that permits correction of operational errors to the extent permitted under Internal Revenue Service Notice 2007-100 or any subsequent IRS guidance so as to avoid or reduce the imposition of penalties under Code Section 409A and the Employers and Participants agree to take such actions as may be necessary to comply with said notice (such as distributing excess deferrals and Notional Earnings

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attributable thereto or reimbursing the Plan for amounts improperly distributed).
     16.4. Protection of Company and Others. No Employer, nor any officer, employee, or director or agent of any Employer, nor any member of the Committee, shall have any liability to any Participant on account of a deferral hereunder being taxable under Code Section 409A. To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of any Employer, and any member of the Committee, from any claim based on a deferral becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Employee Deferral.
SECTION 17. AMENDMENT OR TERMINATION OF PLAN. The Plan may at any time be amended, modified or terminated by the Company or a by person or entity authorized by the Company, including the Committee to the extent authorized under Section 12.2. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s Account Balance or his prior elections provided, however, that in the event the Plan is terminated then Participant Account Balances may be distributed on an accelerated basis to the extent permitted in Treas. Reg. §1.409A-3(j)(4)(ix).
SECTION 18. GOVERNING LAW AND CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless the context otherwise indicates, words of the masculine gender include the feminine, the singular shall include the plural, and the plural shall include the singular. Section and sub-section headings are inserted for convenience only and shall not affect the meaning or construction of the Plan.
SECTION 19. RULE GOVERNING PAYMENT DATES. In any circumstance where this Plan requires the payment of an amount during a period of two or more days that overlaps two calendar years, the payee shall have no right to determine the calendar year in which payment actually occurs.
SECTION 20. MERGER OF GIBRALTAR 401(K) RESTORATION PLAN INTO THIS PLAN. The Gibraltar 401(k) Restoration Plan (the “Restoration Plan”), which was established by Gibraltar Industries, Inc. effective January 15, 2004, shall be merged into this Plan effective December 31, 2008. As of the date of the merger, the account balance under the Restoration Plan of each individual who has an account balance under the Restoration Plan shall be credited to a Restoration Plan Account established under this Plan on behalf of such individual and invested in Notional Funds in accordance with Section 5. Payment of a Participant’s Restoration Plan Account shall be made at the time and in the manner elected by the Participant under the Restoration Plan subject to rules set forth in Section 7.2, Section 7.3 and Section 7.4. The Restoration Plan shall be deemed to be amended to provide for the merger of the Restoration Plan into this Plan through the execution of this document and effective January 1, 2009 this document shall be the plan document for the Restoration Plan.

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     IN WITNESS WHEREOF this plan document has been executed by an officer of the Company duly authorized by its Board of Directors on the first day of December, 2008.

GIBRALTAR STEEL CORPORATION OF NEW YORK
BY	/s/ Henning Kornbrekke
TITLE	President and Chief Operating Officer

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